Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

VINEYARD NATIONAL BANCORP,

A CALIFORNIA CORPORATION

(Last Amended April 21, 2008)

ARTICLE IV Committees
Section 1.	Executive and Other Committees of the Board	12
Section 2.	Meetings and Action of Committees	13

ARTICLE V Officers
Section 1.	Officers	13
Section 2.	Election of Officers	13
Section 3.	Subordinate Officers	13
Section 4.	Removal and Resignation of Officers	13

i

ii

AMENDED AND RESTATED

BYLAWS

OF

VINEYARD NATIONAL BANCORP

ARTICLE I
Offices

Section 1. Principal Executive or Business Offices.  The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California.  If the principal office is located outside California and the corporation has one or more business offices in California, the Board shall fix and designate a principal business office in California.

The principal executive office of the corporation is hereby fixed and located at:  1260 Corona Pointe Court, Corona, CA  92879.

Section 2. Other Offices.  Branch or subordinate offices may be established at any time and at any place by the Board of Directors.

ARTICLE II
Meetings of Shareholders

Section 1. Place of Meetings.  Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of a designation by the Board, shareholders’ meetings shall be held at the corporation’s principal executive office.

Section 2. Annual Meetings.  The annual meeting of shareholders shall be held on such date and at such time as designated by the Board of Directors, but no earlier then the third Wednesday of May of each year and within at least thirteen (13) months of the previous Annual Meeting of Shareholders. The first sentence of Article II, Section 2 may only be amended by the vote of holders of a majority of the outstanding shares entitled to vote.  If, however, this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.  At this meeting, directors shall be elected and any other proper business within the power of the shareholders may be transacted.

The Board of Directors may adopt such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meetings shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to meeting after the time fixed for commencement thereof; (v) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be received by the Secretary of the corporation at least 120 days prior to the anniversary of the mailing of the previous year’s proxy materials; provided, however, that in the event the date for the current year’s annual meeting has changed more than 30 calendar days from the date on which the prior year’s annual meeting was held, then notice must be received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. For purposes of this Article II, Section 2, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to shareholders. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address as they appear on the corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3. Special Meetings.  A special meeting of the shareholders may be called at any time by the Board of Directors, by the chairman of the Board, by the president, or vice president, or by one or more shareholders holding shares that in the aggregate are entitled to cast ten (10) percent or more of the votes at that meeting.

If a special meeting is called by anyone other than the Board of Directors, the person or persons calling the meeting shall make a request in writing, delivered personally, or sent by registered mail or by telegraphic or other facsimile transmission, to the chairman of the Board or the president, vice president, or secretary, specifying the time and date of the meeting (which is not less than 35 nor more than 60 days after receipt of the request) and the general nature of the business proposed to be transacted.  Within 20 days after receipt, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with Sections 4 and 5 of this Article II, stating that a meeting will be held at the time requested by the person(s) calling the meeting, and stating the general nature of the business proposed to be transacted.  If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board may be held.

Section 4. Notice of Shareholders’ Meetings.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not fewer than 10 nor more than 60 days before the date of the meeting. Shareholders entitled to notice shall be determined in accordance with Section 11 of this Article II.  The notice shall specify the place, date, and hour of the meeting, and (a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders.  If directors are to be elected, the notice shall include the names of all nominees whom the Board intends, at the time of the notice, to present for election.

The notice shall also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters:

a. A transaction in which a director has a financial interest, within the meaning of Section 310 of the California Corporations Code;

b. An amendment of the articles of incorporation under Section 902 of that Code;

c. A reorganization under Section 1201 of that Code;

d. A voluntary dissolution under Section 1900 of that Code; or

e. A distribution in dissolution that requires approval of the outstanding shares under Section 2007 of that Code.

Section 5. Manner of Giving Notice:  Affidavit of Notice.  Notice of any shareholders’ meeting shall be given either personally or by first-class mail (or third-class mail if the corporation has shares held of record by 500 or more persons as of the record date for the meeting) or electronic transmission or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the corporation’s books or given by the shareholder to the corporation for purposes of notice.  If no address appears on the corporation’s books or has been given as specified above, notice shall be either (1) sent by first-class mail addressed to the shareholder at the corporation’s principal executive office, or (2) published at least once in a newspaper of general circulation in the county where the corporation’s principal executive office is located.  Notice is deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice or report mailed to a shareholder at the address appearing on the corporation’s books is returned marked to indicate that the United States Postal Service is unable to deliver the document to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at the corporation’s principal executive office for a period of one year from the date the notice or report was given to all other shareholders.

An affidavit of the mailing, or other authorized means of giving notice or delivering a document, of any notice of shareholders’ meeting, report, or other document sent to shareholders may be executed by the corporation’s secretary, assistant secretary, or transfer agent, and shall be filed and maintained in the minute book of the corporation.

Section 6. Quorum.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7. Adjourned Meeting; Notice.  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date.  Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting, in accordance with Sections 4 and 5 of this Article II.  At any adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

Section 8. Voting.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with Section 11 of this Article II, subject to the provisions of Sections 702 through 704 of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).  Unless the articles of incorporation provide for more or less than one vote per share, and subject to the following provisions with respect to voting on election of directors, each outstanding share, regardless of class, shall be entitled to one vote on each matter on which such share is entitled to be voted.

The shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.  On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote.  Except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter (but not less than a majority of the shares required to constitute a quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California Corporations Code or the articles of incorporation, provided that whenever under the California Corporations Code any shares are disqualified from voting on any matter, such shares shall not be considered outstanding for purposes of determining the required vote to approve such matter.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder normally would be entitled to cast), unless the candidates’ names have been placed in nomination before commencement of the voting and a shareholder has given notice at the meeting, before the voting has begun, of the shareholder’s intention to cumulate votes.  If any shareholder has given such a notice, then all shareholders entitled to vote may cumulate their votes for candidates in nomination, and may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 9. Waiver of Notice or Consent by Absent Shareholders.  The transactions at any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of the shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified Section 601(f) of the California Corporations Code, the waiver of notice or consent is required to state the general nature of the action or proposed action.  All waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

A shareholder’s attendance at a meeting also constitutes a waiver of notice of that meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened.  In addition, attendance at a meeting does not constitute a waiver of any right to object to consideration of matters required by law to be included in the notice of the meeting which were not so included, if that objection is expressly made at the meeting.

Section 10. Shareholder Action by Written Consent Without a Meeting.  Except as otherwise provided herein, any action that could be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

Directors may be elected by written consent of the shareholders without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that vacancies on the Board of Directors (other than vacancies created by removal) not filled by the Board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder or other authorized person who has given a written consent may revoke it by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of any corporate action approved by shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing.  As to approvals required by California Corporations Code Section 310 (transactions in which a director has a financial interest), Section 317 (indemnification of corporate agents), Section 1201 (corporate reorganization), or Section 2007 (certain distributions on dissolution), notice of the approval shall be given at least 10 days before the consummation of any action authorized by the approval.  Notice shall be given in the manner specified in Section 5 of this Article II.

Section 11. Record Date for Shareholder Notice of Meeting, Voting, and Giving Consent.

a. For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders’ meeting or give written consent to corporate action without a meeting, the Board may fix in advance a record date that is not more than 60 nor less than 10 days before the date of a shareholders’ meeting, or not more than 60 days before any other action.

b. If no record date is fixed:

(i) The record date for determining shareholders entitled to receive notice of and vote at a shareholders’ meeting shall be the business day prior to the day on which notice is given, or if notice is waived as provided in Section 9 of this Article II, the business day prior to the day on which the meeting is held.

(ii) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the Board, shall be the day on which the first written consent is given.

(iii) The record date for determining shareholders for any other purpose shall be as set forth in Section 1 of Article VIII of these bylaws.

c. A determination of shareholders of record entitled to receive notice of and vote at a shareholders’ meeting shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.  However, the Board shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

d. Only shareholders of record on the corporation’s books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection a. of this section, notwithstanding any transfer of shares on the corporation’s books after the record date, except as otherwise required by law.

Section 12. Proxies.  Every person entitled to vote for directors or on any matters shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation.  A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, electronic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact.  A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

Section 13. Inspectors of Election.  Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one or three.  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III
Directors

Section 1. Powers.  Subject to the provisions of the California Corporations Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the specific power to:

a. Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

b. Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or outside the State of California; and designate any place within or outside the State of California for the holding of any shareholders’ meeting or meetings, including annual meetings.

c. Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

d. Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

e. Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

Section 2. Number and Qualification of Directors.  The authorized number of directors shall be not less than five (5) nor more than nine (9).  The exact number of authorized directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this section, duly adopted by the Board of Directors or by the shareholders.  The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly approved by a majority of the outstanding shares entitled to vote.  An amendment that would reduce the minimum number to less than five, however, cannot be adopted if the votes cast against its adoption at a shareholders’ meeting or the shares not consenting to an action by written consent are equal to more than one-sixth of the outstanding shares entitled to vote.  No amendment may change the stated minimum number of authorized directors to a number greater than two times the stated minimum number minus one.

Section 3. Election and Term of Office of Directors.  Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting and until their respective successors are elected. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Only those persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors to the Board of Directors. Nominations of persons for election to the Board of Directors may be made at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, the shareholder’s notice must be received by the Secretary of the corporation at least 120 days prior to the anniversary of the mailing of the previous year’s proxy materials; provided, however, that in the event the date for the current year’s annual meeting has changed more than 30 calendar days from the date on which the prior year’s annual meeting was held, then notice must be received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. For purposes of this Article III, Section 3, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to shareholders.  Notwithstanding any other provisions of the Company’s Bylaws or Nominating Committee Charter, if a director, chief executive officer or president of the Company resigns, is terminated or otherwise leaves office subsequent to the date that shareholders may nominate directors as set forth in the Bylaws or Nominating Committee Charter, then shareholders may timely nominate directors up and until the matter of elections of directors is closed at the Annual Meeting of Shareholders for the year in which the director, chief executive officer or president resigned, was terminated or otherwise left office. This Article III, Section 3 may only be amended by the vote of holders of a majority of the outstanding shares entitled to vote.

Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder.   Any such person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures prescribed by the bylaws, and if the chairman of the meeting should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4. Vacancies.  A vacancy in the Board of Directors shall be deemed to exist (a) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in Sections 303 or 304 of the California Corporations Code; (b) if the Board of Directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (c) if the authorized number of directors is increased; or (d) if at any shareholders’ meeting at which one or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

Any director may resign effective on giving written notice to the chairman of the Board, the president, the secretary, or the Board of Directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Except for a vacancy caused by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not they constitute a quorum, or by a sole remaining director. A vacancy on the Board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created when the Board declares the office of a director vacant as provided in clause (b) of the first paragraph of this section may be filled by the Board of Directors.

The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors.

The term of office of a director elected to fill a vacancy shall run until the next annual meeting of the shareholders, and such director shall hold office until a successor is elected and qualified.

Section 5. Place of Meetings; Telephone Meetings.  Regular meetings of the Board of Directors may be held at any place within or outside the State of California as designated front time to time by the Board.  In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or outside the State of California designated in the notice of the meeting, or if the notice does not state a place, or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another.

Section 6. Annual Directors’ Meeting.  Immediately after each annual shareholders’ meeting, the Board of Directors shall hold a regular meeting at the same place, or at any other place that has been designated by the Board of Directors, to consider matters of organization, election of officers, and other business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders’ meeting has been designated.

Section 7. Other Regular Meetings.  Other regular meetings of the Board of Directors shall be held without call at times to be fixed by the Board of Directors from time to time.  Such regular meetings may be held without notice.

Section 8. Special Meetings.  Special meetings of the Board of Directors may be called for any purpose or purposes at any time by the chairman of the Board, the president, any  vice president, the secretary, or any two directors.

Special meetings shall be held on five days notice by mail or forty-eight hours’ notice delivered personally or by telephone or telegraph. Oral notice given personally or by telephone may be transmitted either to the director or to a person at the director’s office who can reasonably be expected to communicate it promptly to the director. Written notice, if used, shall be addressed to each director at the address shown on the corporation’s records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

Section 9. Quorum.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of California Corporations Code Section 310 (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (as to appointment of committees), and Section 317(e) (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 10. Waiver of Notice.  Notice of a meeting, although otherwise required, need not be given to any director who (a) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (b) signs an approval of the minutes of the meeting, or (c) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All waivers, consents, and approvals of the minutes shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. Adjournment to Another Time or Place.  Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time or place.

Section 12. Notice of Adjourned Meeting.  Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than 24 hours, in which case notice shall be given, before the time set for resuming the adjourned meeting, to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.

Section 13. Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to that action. Any action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. All written consents shall be filed with the minutes of the proceedings of the Board of Directors.

Section 14. Fees and Compensation of Directors.  Directors and members of committees of the Board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors. This section shall not be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV
Committees

Section 1. Executive and Other Committees of the Board.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee or one or more other committees, each consisting of two or more directors. The Board may designate one or more directors as alternate members of any committee, to replace any absent member at a committee meeting. The appointment of committee members or alternate members requires the vote of a majority of the authorized number of directors. A committee may be granted any or all of the powers and authority of the Board, to the extent provided in the resolution of the Board of Directors establishing the committee, except with respect to:

a. Approving any action for which the California Corporations Code also requires the approval of the shareholders or of the outstanding shares;

b. Filling vacancies on the Board of Directors or any committee of the Board;

c. Fixing directors’ compensation for serving on the Board or a committee of the Board;

d. Adopting, amending, or repealing bylaws;

e. Amending or repealing any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

f. Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

g. Appointing other committees of the Board or their members.

Section 2. Meetings and Action of Committees.  Meetings and action of committees shall be governed by, and held and taken in accordance with, bylaw provisions applicable to meetings and actions of the Board of Directors, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that (a) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (b) special meetings of committees may also be called by resolution of the Board of Directors; and (c) notice of special meetings of committees shall also be given to all alternative members who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V
Officers

Section 1. Officers.  The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman and vice-chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2. Election of Officers.  The officers of the corporation, except for subordinate officers appointed in accordance with the provisions of Section 3 of this Article V, shall be chosen annually by the Board of Directors, and shall serve at the pleasure of the Board of Directors.

Section 3. Subordinate Officers.  The Board of Directors may appoint, and may empower the president to appoint other officers as required by the business of the corporation, whose duties shall be as provided in the bylaws, or as determined from time to time by the Board of Directors or the president.

Section 4. Removal and Resignation of Officers.  Any officer chosen by the Board of Directors may be removed at any time, with or without cause or notice, by a majority of the directors at the time in office at any regular or special meeting. Subordinate officers appointed by persons other than the Board under Section 3 of this Article V may be removed at any time, with or without cause or notice, by the Board of Directors or by the officer by whom appointed. Officers may be employed for a specified term under a contract of employment if authorized by the Board of Directors; such officers may be removed from office at any time under this section, and shall have no claim against the corporation or individual officers or Board members because of the removal except any right to monetary compensation to which the officer may be entitled under the contract of employment.

Any officer may resign at any time by giving written notice to the corporation. Resignations shall take effect on the date of receipt of the notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment to which the officer is a party.

Section 5. Vacancies in Offices.  A vacancy in any office resulting from an officer’s death, resignation, removal, disqualification, or from any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to that office.

Section 6. Chairman and Vice-Chairman of the Board.  The Board of Directors may elect a chairman, who shall preside, if present, at Board meetings and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors.  The Board may also elect a vice-chairman who shall preside in the absence of the chairman at Board meetings and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors.  If there is no president, the chairman of the Board shall in addition be the chief executive officer of the corporation, and shall have the powers and duties set forth in Section 7 of this Article V.

Section 7. President.  Except to the extent that the bylaws or the Board of Directors assign specific powers and duties to the chairman or vice-chairman of the Board (if any), the president shall be the corporation’s general manager and chief executive officer and, subject to the control of the Board of Directors, shall have general supervision, direction, and control over the corporation’s business and its officers. The managerial powers and duties of the president shall include, but are not limited to, all the general powers and duties of management usually vested in the office of president of a corporation, and the president shall have other powers and duties as prescribed by the Board of Directors or the bylaws.  The president shall preside at all meetings of the shareholders and, in the absence of the chairman or vice-chairman of the Board or if there is no chairman or vice-chairman of the Board, shall also preside at meetings of the Board of Directors.

Section 8. Vice Presidents.  If desired, one or more vice presidents may be chosen by the Board of Directors in accordance with the provisions for electing officers set forth in Section 2 of this Article V. In the absence or disability of the president, the president’s duties and responsibilities shall be carried out by the highest ranking available vice president if vice presidents are ranked, or if not, by a vice president designated by the Board of Directors. When so acting, a vice president shall have all the powers of and be subject to all the restrictions on the president. Vice presidents of the corporation shall have such other powers and perform such other duties as prescribed from time to time by the Board of Directors, the bylaws, or the president (or chairman of the Board if there is no president).

Section 9. Secretary.

a. Minutes.  The secretary shall be present at all shareholders’ meetings and all Board of Directors’ meetings and shall take the minutes of the meeting. If the secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting.

          The secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the Board of Directors, a book of minutes of all meetings and actions of the shareholders, of the Board of Directors, and of committees of the Board. The minutes of each meeting shall state the time and place the meeting was held; whether it was regular or special; if special, how it was called or authorized; the names of directors present at Board or committee meetings; the number of shares present or represented at shareholders’ meetings; and an accurate account of the proceedings.

b. Record of Shareholders.  The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

c. Notice of Meetings.  The secretary shall give notice, or cause notice to be given, of all shareholders’ meetings, Board meetings, and meetings of committees of the Board for which notice is required by statute or by the bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation.

d. Other Duties.  The secretary shall keep the seal of the corporation, if any, in safe custody. The secretary shall have such other powers and perform other duties as prescribed by the Board of Directors or by the bylaws.

Section 10. Chief Financial Officer.  The chief financial officer shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.

The chief financial officer shall (a) deposit corporate funds and other valuables in the corporation’s name and to its credit with depositaries designated by the Board of Directors; (b) make disbursements of corporate funds as authorized by the Board; (c) render a statement of the corporation’s financial condition and an account of all transactions conducted as chief financial officer whenever requested by the president or the Board of Directors; and (d) have other powers and perform other duties as prescribed by the Board of Directors or the bylaws.

Unless the Board of Directors has elected a separate treasurer, the chief financial officer shall be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

ARTICLE VI
Indemnification of Directors, Officers
Employees, and Other Agents

Section 1. Indemnification.  The corporation shall, to the maximum extent permitted by the California Corporations Code, and subject to Section 18(k) of the Federal Deposit Insurance Act and the accompanying regulations promulgated thereunder at 12 CFR Part 359, have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article, an “agent” of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, and includes an action or proceeding by or in the right of the corporation to procure a judgment in its favor; and “expenses” includes attorneys’ fees and any expenses of establishing a right to indemnification under this Section 1.

Section 2. Insurance.  The corporation shall, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the capacity to indemnify the agent against such liability under the provisions of this Article.

ARTICLE VII
Records and Reports

Section 1. Maintenance of Shareholder Record and Inspection by Shareholders.  The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the Board of Directors, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation have the right to do either or both of the following:

a. Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours, on five days prior written demand on the corporation, or

b. Obtain from the corporation’s transfer agent, on written demand and tender of the transfer agent’s usual charges for this service, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which a list has been compiled or as of a specified date later than the date of demand. This list shall be made available within five days after (i) the date of demand, or (ii) the specified later date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate. Any inspection and copying under this section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2. Maintenance and Inspection of Bylaws.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal office in California, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

Section 3. Maintenance and Inspection of Minutes and Accounting Records.  The minutes of proceedings of the shareholders, all public filings and committee charters of the Board shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the Board of Directors.  The minutes shall be kept in written form, and the public filings and committee charters shall be kept either in written form or in a form capable of being converted into written form.  The minutes and public filings and committee charters shall be open to inspection on the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney.

Section 4. Inspection by Directors.  Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. Annual Report to Shareholders.  If there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, as the Board considers appropriate.

Section 6. Financial Statements.  The corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation’s principal executive office for 12 months; these documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year the corporation shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

A shareholder or shareholders holding five percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet of the corporation as of the end of that period. If such documents are not already prepared, the chief financial officer shall cause them to be prepared and shall deliver the documents personally or mail them to the requesting shareholders within 30 days after receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.

Quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of independent accountants engaged by the corporation or the certificate of an authorized corporate officer stating that the financial statements were prepared without audit from the corporation’s books and records.

Section 7. Annual Statement of General Information.

a. Every year, during the calendar month in which the original articles of incorporation were filed with the California Secretary of State, or during the preceding five calendar months, the corporation shall file a statement with the Secretary of State on the prescribed from, setting forth the authorized number of directors; the names and complete business or residence addresses of all incumbent directors; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of the corporation’s principal executive office or the principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation; and a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

b. Notwithstanding the provisions of paragraph a. of this section, if there has been no change in the information contained in the corporation’s last annual statement on file in the Secretary of State’s office, the corporation may, in lieu of filing the annual statement described in paragraph a. of this section, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

ARTICLE VIII
General Corporate Matters

Section 1. Record Date for Purposes Other than Notice and Voting.  For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders’ meetings and giving written consent of the shareholders without a meeting), the Board of Directors may fix in advance a record date which shall be not more than 60 nor less than 10 days before the date of the dividend payment, distribution, allotment, or other action. If a record date is so fixed, only shareholders of record at the close of business on that date shall be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, notwithstanding any transfer of shares on the corporation’s books after the record date, except as otherwise provided by statute.

If the Board of Directors does not so fix a record date in advance, the record date shall be at the close of business on the later of (a) the day on which the Board of Directors adopts the applicable resolution, or (b) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.

Section 2. Authorized Signatories for Checks.  All checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner authorized from time to time by resolution of the Board of Directors.

Section 3. Executing Corporate Contracts and Instruments.  Except as otherwise provided in the articles of incorporation or in these bylaws, the Board of Directors by resolution may authorize any officer, officers, agent, or agents to enter into any contract or to execute any instrument in the name of and on behalf of the corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of the corporation shall have any power or authority to bind the corporation in any way, to pledge the corporation’s credit, or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the Board of Directors as provided in these bylaws, or unless an unauthorized act was later ratified by the corporation.

Section 4. Certificates for Shares.  A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of the shares are fully paid.

In addition to certificates for fully paid shares, the Board of Directors may authorize the issuance of certificates for shares that are partly paid and subject to call for the remainder of the purchase price, provided that the certificates representing partly paid shares shall state the total amount of the consideration to be paid for the shares and the amount actually paid.

All certificates shall certify the number of shares and the class or series of shares represented by the certificate. All certificates shall be signed in the name of the corporation by (a) either the chairman of the Board of Directors, the vice chairman of the Board of Directors, the president, or any vice president, and (b) either the chief financial officer, any assistant treasurer, the secretary, or any assistant secretary.

Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.  Notwithstanding the foregoing provisions of this Section 4, the Board of Directors may adopt a system of issuance, recordation and transfer of the corporation’s shares by electronic or other means not involving any issuance of certificates, provided such system complies with the California Corporations Code.

Section 5. Lost Certificates.  Except as provided in this Section 5, no new certificates for shares shall be issued to replace old certificates unless the old certificate is surrendered to the corporation for cancellation at the same time, If share certificates or certificates for any other security have been lost, stolen, or destroyed, the Board of Directors may authorize the issuance of replacement certificates on terms and conditions as required by the board, which may include a requirement that the owner give the corporation a bond (or other adequate security) sufficient to indemnify the corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate.

Section 6. Shares of Other Corporations: How Voted.  Shares of other corporations standing in the name of this corporation shall be voted by any one of the following persons: (a) chairman of the board, or person designated by the chairman of the board; (b) president, or person designated by the president; (c) other person designated by the Board of Directors.

The authority to vote shares granted by this section includes the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

Section 7. Reimbursement of Corporation if Payment Not Tax Deductible.  If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The Board of Directors shall enforce repayment of each such amount disallowed by the taxing authorities.

Section 8. Construction and Definitions.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in Sections 100 through 195 of the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX
Amendments

Section 1. Amendment by Board of Directors or Shareholders.  Except as otherwise required by law or by the articles of incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the Board of Directors or by the holders of a majority of the outstanding shares entitled to vote.